UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
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Western Reserve Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE

WESTERN RESERVE BANCORP, INC.
4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44258-0585
PHONE: (330) 764-3131

FELLOW SHAREHOLDERS:

     We cordially invite you to attend the Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. to be held at Fox Meadows Country Club (Weymouth Ballroom), 3946 Weymouth Road (Route 3), Medina, Ohio, on Wednesday, April 27, 2005, at 9:00 a.m.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. We have also enclosed the Company’s 2004 Annual Report to Shareholders.

     In addition to the specific matters to be acted upon, there will be a report on the operations of the Company and its wholly owned subsidiary, Western Reserve Bank. Directors and officers of the Company and Bank will be present to respond to questions that shareholders may have.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please mark, sign, date and promptly return the enclosed proxy in the envelope provided.

Sincerely,

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and
Chief Executive Officer

Medina, Ohio
March 18, 2005

[This Page Intentionally Left Blank]

WESTERN RESERVE BANCORP, INC.
4015 MEDINA ROAD
P.O. BOX 585
MEDINA, OHIO 44256
(330) 764-3131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2005

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Western Reserve Bancorp, Inc. (the “Company”) will be held at Fox Meadows Country Club (Weymouth Ballroom), 3946 Weymouth Road (Route 3), Medina, Ohio, on Wednesday, April 27, 2005, at 9:00 a.m., for the following purposes:

1.	To elect four (4) Class II directors to a three-year term, expiring at the Annual Meeting in 2008, or until their successors are elected and qualified; and

2.	To act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     Shareholders of record at the close of business on March 11, 2005 are entitled to notice of and to vote at the Annual Meeting.

     IMPORTANT: WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Cynthia A. Mahl
Cynthia A. Mahl Secretary

Medina, Ohio
March 18, 2005

WESTERN RESERVE BANCORP, INC.
4015 MEDINA ROAD
MEDINA, OHIO 44256

PROXY STATEMENT

Information Concerning the Solicitation

     This proxy statement is furnished in connection with the solicitation of proxies to be used at the Annual Shareholders’ Meeting (the Annual Meeting) of Western Reserve Bancorp, Inc. to be held on April 27, 2005 and any adjournments thereof. Western Reserve Bancorp, Inc. (the Company) is a one-bank holding company owning all of the stock of Western Reserve Bank (the Bank).

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. Whether or not you are able to attend in person, it is important that your stock be represented at the Annual Meeting. To make sure your shares are represented at the Annual Meeting, please vote on each matter specified on the enclosed proxy card and return it dated and signed in the enclosed prepaid envelope.

     The cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company, or its subsidiary, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or about March 28, 2005.

     Unless revoked, the shares represented by proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by (i) filing written notice thereof with the Secretary of the Company at the address above; (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. However, your mere presence at the Annual Meeting will not operate to revoke your proxy.

     The enclosed proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy will be voted “FOR” Proposal 1 as set forth herein and in accordance with the best judgment of the persons named in the proxy on any matters which may properly come before the meeting.

Voting Procedures

     A quorum consists of a majority of the shares entitled to vote represented at the annual meeting in person or by proxy. Abstentions and broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a share is represented at the meeting it is deemed present for quorum purposes throughout the meeting or any adjourned meeting unless a new record date is or must be set for the adjourned meeting.

     The four nominees for director who receive the largest number of votes cast “FOR” will be elected as directors if a quorum is present. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

Outstanding Voting Securities

     Shareholders of record at the close of business on March 11, 2005 are entitled to vote at the Annual Meeting. On that day there were issued and outstanding 455,724 shares of common stock. Each share of common stock is entitled to one vote on all matters. Shareholders do not have the right to cumulate their votes in the election of directors. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Beneficial Ownership

     Persons and groups owning in excess of 5 percent of the Company’s stock are required to file certain reports regarding such ownership with the Company and the Securities and Exchange Commission (the “SEC”). A person who has or shares voting or investment power, or who has the right to acquire ownership at any time within 60 days, is considered the beneficial owner of the Company’s stock.

     As of March 11, 2005, two shareholders were known to the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, no par value per share.

Name and Address of	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class

James P. McCready-Medina Trust	24,040 shares	5.28%
R. H. Bauer, Trustee
670 W. Market Street
Akron, OH 44308

Edward J. McKeon	35,584 shares (1)	7.30%
4015 Medina Road
Medina, OH 44256

(1) Includes 32,062 options exercisable within 60 days.

Election of Directors

Proposal 1: Election of Directors

     Pursuant to the terms of the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by a majority of the directors or by a majority of the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of Shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect four (4) directors to serve in Class II, each of whom will serve until the annual meeting in 2008 or until a successor has been elected and qualified. Unless otherwise specified in any proxy, the proxies solicited and voted hereunder will be voted in favor of the election of the four nominees listed below. Each nominee is presently serving as a director of the Company. All nominees have consented to being named in this proxy statement and to serve if elected and the Board of Directors has no reason to believe that any of the named nominees will be unable to serve. However, if any such nominee prior to election becomes unable or refuses to serve and the size of the Company’s Board is not reduced accordingly, the proxies will be voted for such substitute nominee as may be selected by the Board of Directors of the Company.

     The names of the nominees for director of the Company and the names of directors of the Company whose terms of office will continue after the Annual Meeting are listed in the following table. There were no arrangements or understandings pursuant to which the persons listed below were selected as directors or nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF EACH NOMINEE.

			Shares		Percentage of
			of Stock		Common
Name and Principal			Beneficially		Stock
Occupation for the		Director	Owned as of		(no par value)
Past Five Years (1)	Age	Since	March 11, 2005 (2)		Outstanding

Class II Nominees for Director Whose Terms Will End in 2008

C. Richard Lynham	63	1997	2,500		1.63%
Owner, President & CEO			5,000	(3)
Harbor Castings, Inc.
(investment castings foundry)

Edward J. McKeon	59	1997	3,522		7.30%
President and			32,062	(3)
Chief Executive Officer
Western Reserve Bancorp, Inc.
and Western Reserve Bank

R. Hal Nichols	62	1997	5,000		2.17%
Chairman and Manager			5,000	(3)
Austin Associates, LLC
(financial institution
consulting firm)

Rory H. O’Neil	61	1997	8,855		4.47%
President			5,000	(3)
Quetzal Corp.			6,350	(5)
(residential land development)			400	(6)

Class III Continuing Directors Whose Terms End in 2006

Michael R. Rose	56	1997	7,500		2.71%
President			5,000	(3)
Washington Properties, Inc.
(real estate development)

Glenn M. Smith	63	1997	8,326		2.89%
Retired President			5,000	(3)
Smith Bros. Inc.
(landscape materials supplier)

			Shares		Percentage of
			of Stock		Common
Name and Principal			Beneficially		Stock
Occupation for the		Director	Owned as of		(no par value)
Past Five Years (1)	Age	Since	March 11, 2005 (2)		Outstanding

Class III (continued) Continuing Directors Whose Terms End in 2006

Thomas A. Tubbs	63	1997	10,000		3.26%
Chief Executive Officer			5,000	(3)
Tubbs Financial
(insurance and financial services)

Class I Continuing Directors Whose Terms Will End in 2007

Roland H. Bauer	51	2000	2,567		6.04%
President and Director			1,000	(3)
The Cypress Companies, Inc.			24,040	(4)
(diversified manufacturer)

Bijay K. Jayaswal, M.D.	66	1997	3,175		1.77%
(physician)			5,000	(3)

P.M. Jones	75	1997	4,640		2.02%
Chairman of the Board			4,000	(3)
Western Reserve Bancorp, Inc.			635	(5)
and Western Reserve Bank

Ray E. Laribee	62	1997	3,000		1.74%
Attorney & Partner			5,000	(3)
Laribee & Hertrick

All directors and executive officers as a group (13 persons)			155,697	(7) (8)	28.61%

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years. Mr. Jones was owner and President of Transport Corporation, Inc. (TCI) from 1959 through 1999. From 1999 through mid-2002, Mr. Jones served as Vice President of TCI.

(2)	Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported.

(3)	Options exercisable within 60 days.

(4)	Represents shares owned by the James P. McCready—Medina Trust of which Mr. Bauer is the sole trustee. Mr. Bauer disclaims beneficial ownership of such shares. Without such shares, Mr. Bauer’s percentage of common stock outstanding would be 0.78%.

(5)	Owned by spouse.

(6)	Held by spouse as trustee.

(7)	Includes 88,562 shares that represent options exercisable within sixty days.

(8)	Brian K. Harr, Senior Vice President and Chief Lending Officer, and Cynthia A. Mahl, Senior Vice President and Chief Financial Officer, each hold 5,750 options exercisable in 60 days.

Directors’ Fees

     During 2004, Western Reserve Bancorp, Inc. paid no salaries or fees to its non-officer directors. However, the Bank paid each non-officer director $300 per Board or Audit Committee meeting attended, and $200 per other committee meeting attended. All of the directors and executive officers of the Company are also directors and officers of the Bank.

     In addition to serving as a director of the Company and the Bank, P.M. Jones, Chairman of the Board of Directors, was retained by the Bank to assist in business development efforts for the Bank. Mr. Jones was paid an annual salary of $18,000 for providing such services to the Bank in 2004. In September 2000 the Ohio Division of Financial Institutions approved this employment relationship between Mr. Jones and the Bank.

Committees of the Board of Directors and Meeting Attendance

     The Board of Directors, which is responsible for the overall affairs of the Company, conducts its business through meetings of the Board. The Company’s Board of Directors met thirteen times during fiscal year 2004. The Board of Directors of the Company currently has standing Audit, Compensation, Nominating and Governance, Loan Review and Executive Committees. The Company’s Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

     During 2004, each member of the Board of Directors attended at least 75% of the meetings of the Board and the above committees of which he was a member, except Mr. Smith, who attended 71% of such meetings.

     The Company is the parent holding company of Western Reserve Bank (the “Bank”), an Ohio bank having the same principal office address as the Company. The Company’s only subsidiary and only significant asset is the Bank. The Board of Directors of the Bank met thirteen times for regularly scheduled meetings during 2004.

     The Audit Committee met four times in 2004. Under the Audit Committee Charter, the Audit Committee appoints the independent accountants, reviews and approves the audit plan and fee estimate of the independent public accountants, appraises the effectiveness of the internal and external audit efforts, evaluates the adequacy and effectiveness of accounting policies and financial and accounting management and reviews and approves the annual financial statements. Members of the Audit Committee are C. Richard Lynham (chairman), Roland Bauer, Glenn Smith and Thomas Tubbs.

     In the opinion of the Company’s Board, Directors Lynham, Bauer, Smith and Tubbs do not have a relationship with the Company or the Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has for the past three years been an employee of the Company or the Bank, and no immediate family members of any of them is or has for the past three years been an executive officer of the Company or the Bank. In determining the independence of the members of the Audit Committee, the Board of Directors has reviewed and complied with the Company’s Revised Audit Charter adopted in 2003. The Audit Charter provides that the Company shall determine “independence” in accordance with Rule 4200(a) of the National Association of Securities Dealers (“NASD”) listing standards. Further, the Board of Directors has determined that C. Richard Lynham, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under the Sarbanes-Oxley Act discussed below.

     The Company’s Compensation Committee met once during the last fiscal year. This committee reviews executive and director compensation arrangements and benefits. The Compensation Committee is comprised entirely of independent directors. Committee members were R. Hal Nichols (chairman), Roland Bauer, Ray Laribee, Rory O’Neil and Thomas Tubbs.

     The Nominating and Governance Committee’s responsibilities include providing assistance to the Board of Directors regarding director nominations, director appointments and corporate governance. The Nominating and

Governance Committee also evaluates and recommends to the Board of Directors nominees for election by shareholders. The Nominating and Governance Committee met once in 2004.

Members of the Nominating and Governance Committee were Rory O’Neil (chairman), Bijay Jayaswal and Ray Laribee, all of whom are independent directors.

     The Loan Review Committee is responsible for engaging an outside loan review consulting firm and reviewing the results of the consultant’s work. The Loan Review Committee met twice during 2004. Members of the Loan Review Committee were R. Hal Nichols (chairman), Roland Bauer and C. Richard Lynham. (In addition, the Bank has a Board Loan Committee responsible for overseeing all lending activities of the Bank. The Bank's Board Loan Committee met thirty-five times in 2004.)

     The Executive Committee was formed to address issues that require attention between regularly scheduled Board meetings. The Executive Committee did not meet during 2004. Members of the Executive Committee were Rory O’Neil (chairman), Bijay Jayaswal, P.M. Jones, Edward McKeon and Michael Rose.

Corporate Governance

     The Company reviewed its corporate governance policies in 2003 and 2004 as a matter of good business practices and in light of the passage of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and regulations promulgated by the Securities and Exchange Commission (“SEC”) and listing standards adopted by NASDAQ. While the corporate governance requirements set forth in the NASDAQ listing standards are not applicable to the Company because it is not listed on NASDAQ, the Company decided to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner.

     In this regard, certain members of the Board of Directors discussed on a number of occasions with outside counsel to the Company a number of policies, charters and guidelines. After significant discussion at multiple meetings, the Board of Directors, on December 18, 2003, adopted charters for the Audit Committee, the Compensation Committee and Nominating and Governance Committee. These charters were included as appendices to the Company’s proxy statement in 2004. The charters for these three committees are designed to help the committees function more efficiently and with greater independence from the Board of Directors, which was one of the primary goals in the adoption of Sarbanes-Oxley. The members of each of these three committees are currently and, under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ. Further, the Board of Directors has determined that under the NASDAQ “independence” standards, a majority of the members of the Board of Directors is currently independent.

     Finally, the Board of Directors has adopted a Code of Ethics and Business Conduct (the “Code”). While Sarbanes-Oxley mandates the adoption of a code of ethics for the most senior executive officers of all public companies, the Code adopted by the Company’s Board of Directors is broader in the activities covered and applies to all officers, directors and employees of the Company and the Bank. The administration of the Code has been delegated to the Nominating and Governance Committee of the Board of Directors, a Committee comprised entirely of “independent directors.” The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

     Copies of the Company’s Code of Ethics, Audit Committee Charter, Compensation Committee Charter, or Nominating and Governance Committee Charter are not available for viewing on the Company’s website. However, a copy of each of these documents is available to any shareholder free of charge upon request. Shareholders desiring a copy of any of these documents should address written requests to Mrs. Cynthia A. Mahl, Senior Vice President, Chief Financial Officer and Secretary, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.

Nominations for Members of the Board of Directors

     As noted above under “Corporate Governance,” the Company has established a Nominating and Governance Committee. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Company’s shareholders for nominees nor established any written procedures for this purpose. The Committee has determined that based upon the Company’s size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Company’s Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned “Shareholder Proposals and Director Nominations.” The identification and evaluation of all candidates for nominee to the Board of Directors are undertaken on an ad hoc basis within the context of the Company’s strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time. Any recommendations for nomination to the Board should be addressed to the Chairman of the Nominating and Governance Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.

     The Board of Directors has also designated the Nominating and Governance Committee to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors. Interested parties who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Governance and Nominating Committee, Western Reserve Bancorp, Inc., 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.

     The Board of Directors of the Company has adopted a resolution stating that it is expected that all members of the Board of Directors attend the Annual Meeting of Shareholders. Nine of the eleven members of the Board of Directors attended the 2004 Annual Meeting of Shareholders.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this proxy statement:

     The Audit Committee has reviewed the audited financial statements for the year ended December 31, 2004 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crowe Chizek and Company LLC, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 and Article 2-07 of SEC Regulation S-X, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Crowe Chizek and Company LLC required by Independence Standards Board Standard No. 1 and has discussed with Crowe Chizek and Company LLC their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Western Reserve Bancorp, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee, C. Richard Lynham, Chairman
Roland Bauer, Glenn Smith and Thomas Tubbs

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

Information Concerning Independent Accountants

     Independent Auditors for the Year Ending December 31, 2004. The Company’s independent auditor for the fiscal year ended December 31, 2004 was Crowe Chizek and Company LLC. Selection of auditors for 2005 is intended to be made at a future meeting of the Audit Committee of the Board of Directors of the Company. A representative of Crowe Chizek is expected to be present at the annual meeting of shareholders, with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

     Audit Fees. The aggregate fees billed or estimated to be billed for professional services rendered by Crowe Chizek for the years ended December 31, 2004 and 2003 were as follows:

	Year ended December 31,	Year ended December 31,
	2004	2003

Audit Fees	$32,000	$30,800
Audit-Related Fees	2,430	0
Tax Fees	5,450	5,250
All Other Fees	0	0

Total Fees	$39,880	$36,050

     “Audit Fees” include the fees paid to Crowe Chizek for the audit of the Company’s annual financial statements and Crowe’s review of financial statements included in the Company’s Forms 10-QSB and Form 10-KSB. “Audit Related Fees” for 2004 were related to Crowe Chizek providing their consent to include the 2003 audited financial statements in the prospectus for the Company’s stock offering in 2004. “Tax Fees” include the fees paid for the preparation of the Company’s tax returns, as well as tax planning and compliance services.

     Audit Committee Pre-Approval Policy. The Audit Committee pre-approves all services provided by Crowe Chizek and Company LLC.

     Auditor Independence. The Audit Committee of the Board believes that the non-audit services provided by Crowe Chizek are compatible with maintaining the auditor’s independence. None of the time devoted by Crowe Chizek on its engagement to audit the Company’s financial statements for the year ended December 31, 2004 is attributable to work performed by persons other than full-time, permanent employees of Crowe Chizek.

Executive Officers of the Company

     The following table sets forth certain information with respect to the executive officers of the Company and the Bank:

		Officer	Positions and Offices Held with Company and
Name	Age	Since	Principal Occupations Held for the Past Five Years
Edward J. McKeon	59	1997	President and Chief Executive Officer
Brian K. Harr	41	1998	Senior Vice President and Senior Lender
Cynthia A. Mahl	45	1998	Senior Vice President, Chief Financial Officer,
			Secretary and Treasurer

Compensation of Executive Officers

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the chief executive officer and any other executive officer whose compensation, as defined, exceeded $100,000 in 2004, during each of the last three fiscal years.

Summary Compensation Table

				Long-Term		All Other
		Annual Compensation (1)		Compensation Awards		Compensation(2)
Name and Principal					Options
Position	Year	Salary ($)	Bonus ($)	($)	(#)	($)

Edward J. McKeon,	2004	$154,200	$13,671	-0-	-0-	$37,339
President and Chief	2003	148,200	11,587	-0-	-0-	25,980
Executive Officer	2002	141,000	11,142	-0-	-0-	4,181

Brian K. Harr,	2004	106,535	9,323	-0-	-0-	1,705
Senior Vice President	2003	101,535	9,300	-0-	-0-	1,614
and Senior Lender	2002	96,535	8,493	-0-	-0-	2,478

Cynthia A. Mahl,	2004	92,200	9,592	-0-	-0-	3,006
Senior Vice President	2003	86,969	8,898	-0-	-0-	2,812
and Chief Financial Officer	2002	82,769	7,638	-0-	-0-	2,460

(1)	Mr. McKeon, Mr. Harr and Mrs. Mahl each received certain perquisites, but the incremental cost of providing such perquisites did not exceed the lesser of $50,000 or 10% of each officer’s salary and bonus. The amounts disclosed as bonuses were earned in the year indicated and paid in January of the following year.

(2)	“All other compensation” represents the Company’s contributions to Mr. McKeon’s, Mr. Harr’s and Mrs. Mahl’s 401(k) Retirement Plan accounts, and an accrual related to Mr. McKeon’s Executive Supplemental Retirement Plan.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The following table sets forth the total outstanding options of the Company held by named executive officers as of December 31, 2004 and the value of any unexercised options. As noted, no options were exercised in 2004, and no new options were granted to named executive officers in 2004.

		Number of		Value of Unexercised
		Unexercised		In-the-Money
		Options/SARs at		Options/SARs at
		Fiscal Year-End (#)		Fiscal
	Shares Acquired on	Exercisable (E)/		Year-End (1)
Name	Exercise (#)	Unexercisable (U)		($)

Edward J. McKeon	-0-	32,062	(E)	$224,440	(E)
		0	(U)
Brian K. Harr	-0-	5,750	(E)	56,750	(E)
		0	(U)
Cynthia A. Mahl	-0-	5,750	(E)	56,750	(E)
		0	(U)

Values are calculated by subtracting the exercise prices from the fair market value of the stock ($30.00 bid price) as of December 31, 2004. Mr. McKeon holds 9,618 options that are not in-the-money.

Employment Agreements

     The Company entered into an employment agreement with Edward J. McKeon on December 14, 2001 superseding the original contract with Mr. McKeon signed in 1997, as amended. The agreement provides that Mr. McKeon will serve as President of the Company and Western Reserve Bank and has a term that expires December 31, 2005, subject to earlier termination as set forth in the agreement. The agreement sets an annual base salary of $136,500 per year, subject to an increase of such amounts upon the mutual consent of the Company and Mr. McKeon. Under the terms of the agreement, Mr. McKeon also is entitled to participate in bonus plans existing or adopted by the Company or the Bank. In addition, the employment agreement provides for fringe benefits to Mr. McKeon including health, life and disability insurance, a company automobile, vacation, and the reimbursement of appropriate business expenses. In addition, the employment agreement provides that in the event of termination of Mr. McKeon by the Company without “cause” (defined in the agreement as “his willful and repeated failure to perform his duties under the agreement unless cured within 30 days’ notice”), the Company will be responsible for payment of the salary and benefits of Mr. McKeon through the termination date of the agreement (December 31, 2005). The agreement provides that the Company may terminate Mr. McKeon for “cause” with no obligation to him after the date of termination. The agreement also contains a provision intended to protect Mr. McKeon in the event that there is a “change of control” in the Company. “Change of control” is defined in the agreement and includes a group obtaining 25% or more of the voting stock of the Company, the merger or sale of assets of the Company if the shareholders of the Company own less than 50% of the stock of the resultant Company or the Board of Directors of the Company does not constitute a majority of the resulting board of directors, or the persons constituting the Board of Directors of the Company ceases to be a majority of the Board over a 24 month period other than through nomination of persons by the Company in the normal course. In the event of a “change of control,” in which Mr. McKeon is discharged or his position with the Company is significantly altered, the Company is obligated to pay Mr. McKeon 2.99 times his annual salary and bonus. The Board believes that this type of provision is appropriate to maintain Mr. McKeon in the employ of the Company and the Bank and to have him evaluate any proposed transaction in an objective manner for the benefit of the shareholders without concern for his personal situation. The employment agreement contains a covenant not to compete prohibiting Mr. McKeon from competing with the Company throughout the term of the employment agreement and for a period of two years after the termination of the agreement.

     The Company entered into agreements with Brian K. Harr, Senior Vice President and Senior Lender, and Cynthia A. Mahl, Senior Vice President and Chief Financial Officer, in June 2001, which agreements were amended in February 2002. These agreements provide that in the event of termination of Mr. Harr or Mrs. Mahl without “cause,” as defined in the agreement, or if either Mr. Harr or Mrs. Mahl leaves the company as a result of a material adverse change in their employment duties, the Company will pay Mr. Harr or Mrs. Mahl, as the case may be, a lump sum payment equal to one year of compensation. In the event Mr. Harr or Mrs. Mahl is discharged in connection with a “change in control,” as defined in the agreement, or resigns as a result of a material adverse change in their employment duties after a change in control, Mr. Harr or Mrs. Mahl, as the case may be, is entitled to receive payments equal to two years of compensation. The agreements contain a noncompetition and nonsolicitation provision that prohibits Mr. Harr and Mrs. Mahl from engaging in competitive activities while employed by the Company and for a period of two years following his or her termination; provided, however, that if terminated for cause, the restricted period shall equal one year, or such longer period as benefits are being paid under the agreement or the Company’s severance policy. The agreements also contain a provision to protect against the inappropriate disclosure of confidential information of the Company by either Mr. Harr or Mrs. Mahl.

     In 2003, the Bank adopted a Supplemental Executive Retirement Plan (the “Plan”) for Edward McKeon, the Chief Executive Officer of the Company and the Bank. Under the terms of the Plan, Mr. McKeon will be paid an annual benefit of 20 percent of his base salary for a period of ten years following his retirement at or after age 65 or upon the termination of his employment other than for “cause” as defined in the Plan. The Company accrues its projected obligation under this Plan and during 2004 accrued an expense of $30,320. In a related transaction, in the second quarter of 2003 the Bank invested $500,000 in a single-premium cash-surrender value life insurance policy. Mr. McKeon is the named insured, and the Bank is the owner and sole beneficiary of the policy. This is a tax-advantaged investment in that the increases in the cash surrender value and the eventual death benefit under the policy are not taxable income to the Bank. In 2004, the Bank recorded income of $21,981 from this policy.

Transactions With Management and Others

     During the past year, certain directors and officers and one or more of their associates were customers of and had business transactions with the Company’s bank subsidiary. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than a normal risk of collectability or present other unfavorable features. The Company expects that similar transactions will occur in the future.

     Michael R. Rose, one of the Directors of the Company and the Bank, is in the business of real estate development and developed and built the building in which the Company and the Bank maintain their principal business office. Mr. Rose, doing business as Washington Properties, and the Company entered into a lease providing for the construction of a 2-story brick office building, 7,884 square feet of which have been leased for the main office of the Bank. The initial term of the lease is 10 years with two five-year renewal options. The initial rent under the lease was $104,463 per year, subject to adjustment as set forth in such lease. During 2004, total rent expense under the lease was $126,516. The Board of Directors approved the lease transaction with Mr. Rose abstaining from consideration of the matter. The Board believes that the rent to be paid to Mr. Rose and the other terms and conditions of the lease transaction are comparable to those which would be available from an unrelated party. As a requirement of the application for the chartering of the Bank filed with the Ohio Division of Financial Institutions, the Company obtained independent appraisals confirming the fair market value of such lease rates. In 2002, the Company amended its lease with Washington Properties to occupy an additional 2,516 square feet in the building adjacent to the Company’s main office. The rent expense under this lease was $43,992 in 2004. In February 2004, the Company again amended its lease with Washington Properties to occupy an additional 3,916 square feet of space in the main office building. The rent expense under this lease was $29,323 (net of $39,160 in rental income from subleasing the space to the former occupant for several months) in 2004. The Board of Directors approved the lease transaction with Mr. Rose abstaining from consideration of the matter, and the Board believes the rent and other terms and conditions of the lease are comparable to those which would be available from an unrelated party.

Shareholder Proposals and Director Nominations

     If any shareholder of the Company wishes to submit a proposal to be included in next year’s Proxy Statement and acted upon at the annual meeting of the Company to be held in 2006, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585, prior to the close of business on November 24, 2005. On any other proposal raised by a shareholder for next year’s annual meeting, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgment of the persons named in the proxy and the proposal will be considered untimely, unless notice of the proposal is received by the Company not later than February 7, 2006.

     The Company’s Code of Regulations establishes advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify the Company not fewer than 14 days in advance of the meeting unless the Company provides shareholders less than 21 days notice of the meeting and then notice of the nominations must be given not later than the seventh day after the notice of the meeting was mailed. In addition, the notice must meet all other requirements contained in the Company’s Code of Regulations. Any shareholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.

Delivery of Documents to Shareholders Sharing an Address

     Only one Proxy Statement and Annual Report is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will delivery promptly, upon written or oral request, a separate copy of the Proxy Statement and/or Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to the Company at 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585, Attention: Mrs. Cynthia A. Mahl, Chief Financial Officer and Secretary or call (330) 764-3131. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Company in the manner provided above.

Other Matters

     As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the Annual Meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

     A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2004 is enclosed. A copy of the Company’s Annual Report on Form 10-KSB for 2004, with exhibits, as filed with the Securities and Exchange Commission (“2004 10-KSB”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2004 10-KSB should address written requests to Ms. Cynthia A. Mahl, Senior Vice President and Chief Financial Officer of Western Reserve Bancorp, Inc, 4015 Medina Road, P.O. Box 585, Medina, Ohio 44258-0585.

By Order of the Board of Directors of
Western Reserve Bancorp, Inc.

/s/ P.M. Jones	/s/ Edward J. McKeon
P.M. Jones	Edward J. McKeon
Chairman of the Board	President and Chief Executive Officer

Medina, Ohio
March 18, 2005

WESTERN RESERVE BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2005

WESTERN RESERVE BANCORP, INC. 4015 Medina Road PROXY P.O. Box 585 Medina, Ohio 44258-0585	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Roland H. Bauer and Cynthia A. Mahl as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of stock of WESTERN RESERVE BANCORP, INC. held of record by the undersigned on March 11, 2005, at the Annual Meeting of Shareholders to be held on April 27, 2005, or any adjournment thereof.

1.	ELECTION OF FOUR (4) CLASS II DIRECTORS:	C. Richard Lynham, Edward J. McKeon,
R. Hal Nichols and Rory H. O’Neil

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED ABOVE.

☐	FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE.

☐	WITHHOLD AUTHORITY TO VOTE FOR ANY SPECIFIC NOMINEE(S).
Please write name of that nominee(s) on this line:

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Please sign exactly as name appears. When shares are held by joint tenants, both must sign. When signing as executor, administrator, trustee or guardian, please give full title.

If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature

Joint Signature, if appropriate

Date

☐ I (we) plan to	☐ I (we) do not plan to
attend the Annual Meeting of Shareholders on April 27, 2005.